EXHIBIT 2

SCHEDULE OF TRANSACTIONS

The following table sets forth all transactions in the Class A Common Stock effected by the Reporting Persons within the past sixty days.

Reporting Person	Type	Quantity	Price	Trade Date
PBCP II	Sell	453,511	$47.00	09/22/2025
PBCP II	Sell	166,900	$50.1475[1]	09/22/2025
PBCP II	Sell	72,809	$51.6026[2]	09/22/2025
PBCP II	Sell	81,981	$52.3636[3]	09/22/2025
PBCP II	Sell	36,195	$53.2332[4]	09/22/2025
PBCP II	Sell	44,884	$54.5767[5]	09/22/2025
PBCP II	Sell	62,188	$55.3263[6]	09/22/2025
PBCP II	Sell	11,547	$56.2179[7]	09/22/2025
PBCP II	Sell	41,214	$57.4293[8]	09/22/2025
PBCP II	Sell	3,452	$58.1518[9]	09/22/2025
PBCP II	Sell	14,528	$60.00	09/22/2025
PBCP II	Sell	4,673	$67.5437[10]	09/22/2025
PBCP II	Sell	100	$68.74	09/22/2025
PBCP II	Sell	1,678	$75.00	09/22/2025

(1) This price reflects a weighted average sale price for open-market sales of Class A Common Stock (“Shares”) made by the Reporting Persons on September 22, 2025, within a $1.00 range. The actual prices for these transactions range from $50.00 to $50.985, inclusive. The Reporting Persons undertake to provide upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each separate price within the range set forth in footnote (1).

(2) This price reflects a weighted average sale price for open-market sales of Shares made by the Reporting Persons on September 22, 2025, within a $1.00 range. The actual prices for these transactions range from $51.00 to $51.9975, inclusive. The Reporting Persons undertake to provide upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each separate price within the range set forth in footnote (2).

(3) This price reflects a weighted average sale price for open-market sales of Shares made by the Reporting Persons on September 22, 2025, within a $1.00 range. The actual prices for these transactions range from $52.00 to $52.99, inclusive. The Reporting Persons undertake to provide upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each separate price within the range set forth in footnote (3).

(4) This price reflects a weighted average sale price for open-market sales of Shares made by the Reporting Persons on September 22, 2025, within a $1.00 range. The actual prices for these transactions range from $53.00 to $53.945, inclusive. The Reporting Persons undertake to provide upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each separate price within the range set forth in footnote (4).

(5) This price reflects a weighted average sale price for open-market sales of Shares made by the Reporting Persons on September 22, 2025, within a $1.00 range. The actual prices for these transactions range from $54.00 to $54.99, inclusive. The Reporting Persons undertake to provide upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each separate price within the range set forth in footnote (5).

(6) This price reflects a weighted average sale price for open-market sales of Shares made by the Reporting Persons on September 22, 2025, within a $1.00 range. The actual prices for these transactions range from $55.00 to $55.98, inclusive. The Reporting Persons undertake to provide upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each separate price within the range set forth in footnote (6).

(7) This price reflects a weighted average sale price for open-market sales of Shares made by the Reporting Persons on September 22, 2025, within a $1.00 range. The actual prices for these transactions range from $56.00 to $56.91, inclusive. The Reporting Persons undertake to provide upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each separate price within the range set forth in footnote (7).

(8) This price reflects a weighted average sale price for open-market sales of Shares made by the Reporting Persons on September 22, 2025, within a $1.00 range. The actual prices for these transactions range from $57.035 to $58.01, inclusive. The Reporting Persons undertake to provide upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each separate price within the range set forth in footnote (8).

(9) This price reflects a weighted average sale price for open-market sales of Shares made by the Reporting Persons on September 22, 2025, within a $1.00 range. The actual prices for these transactions range from $58.07 to $58.51, inclusive. The Reporting Persons undertake to provide upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each separate price within the range set forth in footnote (9).

(10)   This price reflects a weighted average sale price for open-market sales of Shares made by the Reporting Persons on September 22, 2025, within a $1.00 range. The actual prices for these transactions range from $67.50 to $68.01, inclusive. The Reporting Persons undertake to provide upon request by the staff of the Securities and Exchange Commission, the Issuer, or a security holder of the Issuer, full information regarding the number of Shares sold at each separate price within the range set forth in footnote (10).